Exhibit 99.1

NEWS RELEASE

Contact:	Michelle Layne
(443) 327-1239
mlayne@safenet-inc.com
www.safenet-inc.com

SafeNet Reports Second Quarter Financial Results
Adjusted EPS of $0.30 in the Upper Range of Prior Company Guidance;
Company Reiterates Full-Year Guidance

BALTIMORE, Maryland—July 28, 2004— SafeNet (NASDAQ: SFNT), setting the standard for information security, today announced results for the second quarter ended June 30, 2004.

Revenues for the three-month period ending June 30, 2004, increased 229% to $54.3 million, compared to $16.5 million for the same period in 2003. On a year-to-date basis, revenues increased by 161% to $78.4 million from $30.1 million for the first half of 2003. The financial results for the second quarter of 2004 comprise a full quarter effect from the operations of Rainbow Technologies, Inc., reflecting the close of the merger on March 15, 2004.

Adjusted net income for the 2004 second quarter was $7.4 million, or $0.30 per diluted share, compared to $2.1 million, or $0.19 per diluted share, for the quarter ended June 30, 2003. The quarterly adjusted net income and per share information excludes acquisition-related expenses, restructuring charges, and assumes a 35% income tax rate.

The net income calculated on a GAAP (Generally Accepted Accounting Principles) basis for the quarter ended June 30, 2004, was approximately $400,000, or $0.02 per diluted share, which compares to a net loss of $2.4 million, or $0.24 per diluted share, for the same period of 2003. The GAAP results for the three months ended June 30, 2004 included expenses related to the merger with Rainbow Technologies, Inc., including amortization of intangibles of $5.6 million, ($2.1 million is related to prior acquisitions) amortization of unearned compensation of $2.2 million, and integration costs of $2.8 million. These adjustments increased net income by $7.0 million, or $0.28 per diluted share, for the quarter ended June 30, 2004, compared to a net income increase of $4.5 million, or $0.42 per diluted share, for the quarter ended June 30, 2003.

Anthony Caputo, Chairman and CEO of SafeNet, stated, “Our growth strategy is on track, and we made strong progress on a number of our strategic priorities—most notably meeting financial expectations and delivering adjusted earnings per share, which increased by 50%. We also accomplished a significant enhancement of our senior management team, the formation of strategic alliances with Adobe and Oracle, and the release of several new products and product enhancements in both the Embedded and Enterprise divisions. As previously announced, we created a separate business unit for our rights management business. During the quarter, we saw this unit achieve very strong year over year growth of 19%. Based on this success, we’ve decided to build upon our strength in chips, intellectual property and software toolkits and create a second unit within the Embedded Division—the OEM/Networking business unit.”

“Today marked another major milestone in our plans to extend our information security leadership,” he added. “The new partnership with Ingram Micro gives us a national distribution outlet for our SSL VPN appliance to Ingram’s nearly 165,000 resellers. We also created a new position for corporate alliances to cultivate senior-level relationships with both systems integrators and telecommunication service providers. Both of these actions represent entirely new distribution channels for our products and services.”

He continued, “We have strengthened our government sales team and are building our pipeline of government business. We provide the industry’s strongest vertical offering, from wide area to virtual private network to Type 1/classified security. Our industry expertise and strong legacy across military and civilian agencies should mitigate against the impact of the timing of government deals, and we’ll be accelerating our marketing initiatives to win a growing share of the larger, more complex information security contracts.”

Business Updates

Since the beginning of the second quarter of 2004, SafeNet has announced:

     Management and Operational Changes

•	The promotion of Carole Argo to the newly created position of President and Chief Operating Officer. Argo’s primary focus will be executing the company’s growth strategy with a continuing role in merger and acquisition activity.

•	The appointment of former Microsoft executive Ken Mueller as its new Chief Financial Officer. Mueller will be responsible for all accounting, finance, treasury and legal functions, with a near term focus of building a global financial organization, which will support SafeNet’s continued growth.

•	The appointment of Howard Seeger as Vice President, Business Development, of Corporate Alliances as part of SafeNet’s effort to strengthen its government channels. Seeger will lead executive level relationships with system integrators and telecommunication service providers to further deploy SafeNet technologies addressing new and existing government needs.

•	The appointment of Jim Summers as Vice President of Programs to lead SafeNet Mykotronx’s programs and engineering teams. Summers will play a pivotal role in positioning SafeNet for success as the U.S. government embarks on its $7.2 billion Crypto Modernization program.

•	The creation of the new OEM/Networking business unit and the appointment of Henk Pruim to lead the unit. Recognizing the OEM/Networking business as an area with terrific opportunities, this new unit will focus on SafeNet chips, Intellectual Property and software toolkits to the networking markets.

•	The establishment of the new Sentinel Business Unit in April combined with this unit’s strong year-to-year growth, due to the new focus and investment in SafeNet’s rights management business.

     Strategic Alliances

•	The formation of an alliance with Oracle where SafeNet Luna SA, a Network-attached Hardware Security Module (HSM), supports Oracle® Database10g to provide hardware security and SSL acceleration for enterprise grid computing. SafeNet is working with Oracle to provide hardware security solutions to joint customers for secure grid computing capabilities.

•	The formation of an alliance with Adobe allowing SafeNet’s Luna Series of products to work with Adobe’s document services to help customers deploy more secure documents on the Adobe Intelligent Document Platform. The Adobe Intelligent Document Platform utilizes the Adobe Reader, PDF and Adobe’s document services to address all phases of the document lifecycle.

     Customer Wins

•	The award of a multi-year production contract under the U.S. Government’s Crypto Modernization Program, with the first delivery order valued at $2.7 million.

•	The selection of SafeNet’s SafeXcel™-1141 VPN chip by WatchGuard Technologies, Inc. WatchGuard will deploy the SafeXcel chip in to its Firebox X integrated security appliances because it delivers the advanced security capabilities and performance level that Watchguard customers demand.

     Product Announcements

•	The development of Luna SP, an application security appliance designed to make it easier to deploy secure Java applications, such as Java Web Services, with powerful cryptographic functionality. Luna SP allows enterprises to quickly develop and deploy high-assurance applications across a network with the knowledge that only authorized application code is being used.

•	The development of QuickSec™ IPS. QuickSec IPS provides developers with a toolkit that can be integrated with a security appliance that detects intrusion attempts in passing traffic, stopping and reporting them. QuickSec VPN, using

SafeNet’s leading hardware solutions, SafeXcel technology, will reduce time to market and improve system performance for customers.

•	The addition of new license models for the Sentinel LM 7.3 software licensing and protection application. Sentinel LM 7.3 demonstrates SafeNet’s commitment to the Sentinel LM product by enhancing the ease with which customers can add license management functionality to their applications.

Current Outlook for Third Quarter and Full Year 2004

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not reflect the potential impact of any mergers, acquisitions or other business combinations that may be completed after the date of this release.

For the quarter ended September 30, 2004, SafeNet currently expects to achieve revenues in the range of $58 to $62 million. The adjusted net income is expected to be in the range of $0.35 to $0.38 per diluted share. Adjusted guidance excludes integration costs of $3.0 million, amortization of acquired intangible assets of $5.5 million, amortization of unearned compensation of $2.0 million, and net tax adjustments of $3.7 million. The adjustments are expected to increase net income by $6.9 million, or $0.27 per diluted share. The GAAP net income is expected to be in the range of $0.07 to $0.13 per share.

For the year ended December 31, 2004, the Company reiterates its prior guidance, and expects to achieve revenues in the range of $200 to $210 million. Adjusted net income guidance for 2004 remains between $1.30 and $1.40 per diluted share. Adjusted guidance excludes estimated integration costs of $11.4 million, amortization of acquired intangibles of $19.3 million, amortization of unearned compensation of $6.5 million, and net tax adjustments of approximately $12.5 million. The adjustments are expected to increase net income by $24.7 million, or approximately $1.08 per diluted share. The GAAP income per share guidance for 2004 is between $0.19 and $0.29 per share.

Conference Call

As previously announced, SafeNet is hosting a conference call today at 5:00 pm EDT. To join SafeNet in the conference call, dial 1-800-901-5217 and use pass code 73293618 within the United States. If you are calling from outside the U.S., please dial 617-786-2964 and use pass code 73293618. The conference call will also be available via live webcast on SafeNet’s Investor Relations web site at www.safenetinvestor.com. A replay of the conference call will be immediately available via webcast on SafeNet’s Investor Relations site.

About SafeNet, Inc.

SafeNet is a global leader in information security. Founded more than 20 years ago, the company provides complete security utilizing its encryption technologies to protect communications, intellectual property and digital identities, and offers a full spectrum of products including hardware, software, and chips. ARM, Bank of America, Cisco Systems, the Departments of Defense and Homeland Security, Adobe, Samsung, Texas Instruments, the U.S. Internal

Revenue Service and scores of other customers entrust their security needs to SafeNet. For more information, visit www.safenet-inc.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Statements contained in this document that are not historical facts could be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and beliefs, are not guarantees of future performance and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including, among others: the risk that the SafeNet and Rainbow businesses will not be integrated successfully; costs related to the merger with Rainbow; and other economic, business, competitive, and/or regulatory factors affecting SafeNet’s business generally, including those set forth in its filings with the Securities and Exchange Commission, including SafeNet’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 and its Current Reports on Form 8-K. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, SafeNet’s results could differ materially from the expectations in these statements. SafeNet assumes no obligation and does not intend to update or alter these forward-looking statements, whether as a result of new information, future events, or otherwise.

###

Editor’s Note: SafeNet is a registered trademark and SafeXcel, QuickSec, and SafeEnterprise are trademarks of SafeNet, Inc. All other trademarks are the property of their respective owners.

[Financial Statements to Follow]

SAFENET, INC.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	June 30,	December 31,
	2004	2003
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$79,208	$21,651
Restricted cash	2,817	2,800
Short term investments	98,688	92,280
Accounts receivable, net of allowance for doubtful accounts of $2,711 and $940	32,783	13,191
Inventories, net of reserve of $893 and $1,275	13,416	3,123
Unbilled costs and fees	854	—
Other current assets	3,925	1,414

Total current assets	231,691	134,459
Property and equipment , net of accumulated depreciation and amortization of $5,447 and $6,875	14,837	3,809
Computer software development costs, net of accumulated amortization of $2,163 and $1,696	1,953	1,982
Goodwill	308,413	42,407
Intangible assets, net of accumulated amortization of $17,410 and $9,280	146,539	23,599
Other assets	1,465	1,900

	$704,898	$208,156

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,167	$3,799
Accrued salaries and commissions	10,483	3,770
Advance payments and deferred revenue	9,515	4,791
Accrued acquisition costs	4,481	—
Accrued warranty	3,365	259
Other accrued expenses	5,883	2,509
Due to former owners of acquired companies	3,850	2,800
Deferred income taxes	1,860	2,607
Accrued income taxes	5,540	2,294

Total current liabilities	56,144	22,829
Long-term liabilities	58,914	6,330

Total liabilities	115,058	29,159
Stockholders’ equity:
Preferred stock, $.01 par value per share.
Authorized 500 shares, none issued and outstanding	—	—
Common stock, $.01 par value per share.
Authorized 50,000 shares, issued 23,864 and 13,286 shares	239	133
Additional paid-in capital	622,190	199,783
Unearned compensation	(10,641)	—
Accumulated other comprehensive income	4,412	5,394
Accumulated deficit	(26,360)	(26,313)

Net stockholders’ equity	589,840	178,997

	$704,898	$208,156

SAFENET, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2004	2003	2004	2003
Revenues
Licenses and royalties	$2,670	$2,593	$4,851	$4,571
Products	46,814	10,994	64,671	21,008
Service and maintenance	4,861	2,924	8,839	4,495

	54,345	16,511	78,361	30,074
Cost of revenues	29,001	4,898	38,164	9,342

Gross profit	25,344	11,613	40,197	20,732

Restructuring charges	—	—	1,485	—
Research and development expenses	6,215	4,149	11,001	7,405
Sales and marketing expenses	7,096	3,813	11,307	6,879
General and administrative expenses	5,247	1,426	7,993	3,123
Write-off of acquired in-process research and development costs	—	1,781	—	9,681
Costs of integration of acquired companies	2,778	1,374	3,362	2,989
Amortization of acquired intangible assets	2,335	1,269	3,869	2,036
Amortization of unearned compensation	2,158	—	2,519	—

Total operating expenses	25,829	13,812	41,536	32,113

Operating loss	(485)	(2,199)	(1,339)	(11,381)
Interest and other income, net	1,360	154	1,224	242

Income (loss) before income taxes	875	(2,045)	(115)	(11,139)
Income tax (expense) benefit	(467)	(397)	68	(1,038)

Net income (loss)	$408	$(2,442)	$(47)	$(12,177)

Net income (loss) per common share:
Basic	$0.02	$(0.24)	$—	$(1.26)

Diluted	$0.02	$(0.24)	$—	$(1.26)

Shares used in computation:
Basic	23,801	10,232	19,492	9,661
Diluted	24,669	10,232	19,492	9,661

SAFENET, INC.
AND SUBSIDIARIES
CONSOLIDATED ADJUSTED STATEMENTS OF OPERATIONS (NON-GAAP)
(Unaudited - In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2004	2003	2004	2003
Revenues
Licenses and royalties	$2,670	$2,593	$4,851	$4,571
Products	46,814	10,994	64,671	21,008
Service and maintenance	4,861	2,924	8,839	4,495

	54,345	16,511	78,361	30,074
Cost of revenues	25,742	4,075	33,778	7,452

Gross profit	28,603	12,436	44,583	22,622

Research and development expenses	6,215	4,149	11,001	7,405
Sales and marketing expenses	7,096	3,813	11,307	6,879
General and administrative expenses	5,247	1,426	7,993	3,123

Total operating expenses	18,558	9,388	30,301	17,407

Operating income	10,045	3,048	14,282	5,215
Interest and other income, net	1,360	154	1,224	242

Income before income taxes	11,405	3,202	15,506	5,457
Income tax expense	(3,991)	(1,121)	(5,427)	(1,910)

Adjusted net income	$7,414	$2,081	$10,079	$3,547

Adjusted net income per share:
Basic	$0.31	$0.20	$0.52	$0.37

Diluted	$0.30	$0.19	$0.50	$0.35

Shares used in computation:
Basic	23,801	10,232	19,492	9,661
Diluted	24,669	10,867	20,331	10,200
Reconciling Items for adjusted net income to GAAP net income:
Costs of Revenues:
Amortization of acquired intangible assets	$3,257	$823	$4,386	$1,890
Operating Expenses:
Restructuring charges	—	—	1,485	—
Costs of integration of acquired companies	2,778	1,374	3,362	2,989
Write-off of in-process research and development costs	—	1,781	—	9,681
Amortization of unearned compensation	2,158	—	2,519	—
Amortization of acquired intangible assets	2,335	1,269	3,869	2,036
Income tax expense (1)	(3,530)	(724)	(5,495)	(872)

Total adjustments for GAAP Net Income (loss)	$6,998	$4,523	$10,126	$15,724

GAAP Net Income (loss)	$408	$(2,442)	$(47)	$(12,177)

(1)	Assumes a 35% income tax rate.